EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated April 26, 2005 with respect to the Penn Engineering & Manufacturing Corp. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Penn Engineering & Manufacturing Corp. included in this Annual Report (Form 10-K/A) for the year ended December 31, 2004, in the following registration statements:

Penn Engineering & Manufacturing Corp. 1996 Equity Incentive Plan Form S-8 Registration Statement (Registration No. 333-20101);

Penn Engineering & Manufacturing Corp. 1996 Employee Stock Purchase Plan Form S-8 Registration Statement (Registration No. 333-13073);

Penn Engineering & Manufacturing Corp. 1998 Stock Option Plan for Non-Employee Directors Form S-8 Registration Statement (Registration No. 333-92907);

Penn Engineering & Manufacturing Corp. 1999 Employee Stock Option Plan Form S-8 Registration Statement (Registration No. 333-92903);

Penn Engineering & Manufacturing Corp. Dividend Reinvestment and Stock Purchase Plan Form S-3 Registration Statement (Registration No. 333-73450).

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 26, 2005